UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021

VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34186	03-0491827
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2200 Pennsylvania Avenue NW
Suite 300E
Washington, DC 20037
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VNDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2021 annual meeting of stockholders of Vanda Pharmaceuticals Inc. (the “Company”) held on June 10, 2021 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:    The election of two directors to serve as Class III directors for a term of three years until the 2024 annual meeting of stockholders.

Proposal 2:    The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 3:    The approval on an advisory non-binding basis of the compensation of the Company’s named executive officers.

Proposal 4: The approval of an amendment of the Company’s Amended and Restated 2016 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the Amended and Restated 2016 Equity Incentive Plan.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2021 (the “Proxy Statement”). Of the 55,562,214 shares of the Company’s common stock entitled to vote at the Annual Meeting, 49,645,822 shares, or approximately 89.4% were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:    Election of Directors.

The Company’s stockholders elected the following directors to serve as a Class III directors until the 2024 annual meeting of stockholders. The votes regarding the election of director were as follows:

Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Phaedra S. Chrousos	42,222,108	1,765,889	8,246	5,649,579
Mihael H. Polymeropoulos, M.D.	39,418,787	4,572,141	5,315	5,649,579

Proposal 2:    Ratification of PricewaterhouseCoopers LLP.

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
45,402,728	4,235,738	7,356

Proposal 3:    Compensation of Named Executive Officers.

The Company’s stockholders approved on an advisory non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,373,761	5,595,743	26,739	5,649,579

In accordance with the recommendation of the Company’s Board of Directors (the "Board") as set forth in the Proxy Statement, and based on the voting results for this Proposal 3, the Board determined that an advisory vote to approve the compensation of the Company’s named executive officers will be conducted on an annual basis. The Board will reevaluate this determination after the next stockholder advisory vote on this matter is held.

Proposal 4:    Amendment to the Company’s Amended and Restated 2016 Equity Incentive Plan.

The Company’s stockholders approved an amendment to the Company’s Amended and Restated 2016 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the Amended and Restated 2016 Equity Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
36,550,005	7,429,448	16,790	5,649,579

Item 8.01.	Other Events.
On June 10, 2021, in accordance with the Company’s Corporate Governance Guidelines and its Amended and Restated Bylaws, the Board appointed Mihael H. Polymeropoulos, M.D., a Director and the Company’s President and Chief Executive Officer, as the Chairman of the Board, and designated H. Thomas Watkins, the former Chairman of the Board, as the Board’s Lead Independent Director. Dr. Polymeropoulos will not receive any additional compensation related to his service as Chairman of the Board, and as Lead Independent Director, Mr. Watkins will continue to receive the same compensation that he received as Chairman of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 10, 2021	VANDA PHARMACEUTICALS INC.

		By:	/s/ Timothy Williams
		Name:	Timothy Williams
		Title:	Senior Vice President, General Counsel and Secretary